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                                                                    EXHIBIT 4(c)


                 AMENDMENT NO. 2 AND CONSENT TO CREDIT AGREEMENT


                  AMENDMENT NO. 2 AND CONSENT, dated as of August 23, 2000, to the Credit Agreement, dated as of January 27, 2000, as amended by Omnibus Amendment No. 1 and Amendment No. 1 to Credit Agreement dated as of February 4, 2000 (the "Credit Agreement"), among (a) REGENT BROADCASTING, INC., a Delaware corporation (the "BORROWER"), (b) REGENT COMMUNICATIONS, INC., a Delaware corporation (the "PARENT COMPANY" and, together with the Borrower, collectively, the "PRINCIPAL COMPANIES" and, singly, a "PRINCIPAL COMPANY"), (c) the several financial institutions from time to time party to the Credit Agreement as lenders thereunder ("LENDERS"), and (d) FLEET NATIONAL BANK, as Administrative Agent for the Lenders (the "ADMINISTRATIVE AGENT"), FLEET NATIONAL BANK, as Issuing Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent for the Lenders, and DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Documentation Agent for the Lenders.

                                    RECITALS

                  The Borrower and the Parent Company have requested the Administrative Agent and the Lenders grant to the Borrower all such consents and waivers as may be required under the Credit Agreement and the other Loan Documents to permit the execution, delivery and performance by certain of the Subsidiary Guarantors of (a) an Asset Exchange Agreement, dated as of March 12, 2000, executed and delivered by and among (i) Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc., Capstar Radio Operating Company and Capstar TX Limited Partnership (the "Clear Channel Entities"), (ii) Regent Broadcasting of Victorville, Inc., Regent Licensee of Victorville, Inc., Regent Broadcasting of Mansfield, Inc. and Regent Licensee of Mansfield, Inc. (the "Regent Entities"), and (iii) Regent Broadcasting of Palmdale, Inc. and Regent Licensee of Palmdale, Inc., (b) the First Amendment to Asset Exchange Agreement, dated as of May 31, 2000, executed and delivered by and among the Clear Channel Entities, the Regent Entities, Regent Broadcasting of Palmdale, Inc. and Regent Licensee of Palmdale, Inc., (c) the Second Amendment to Asset Exchange Agreement, dated as of June 2, 2000, executed and delivered by and among the Clear Channel Entities and the Regent Entities, and (d) the Funding Escrow Agreement, dated as of August 23, 2000, executed and delivered by and among the Clear Channel Entities, the Regent Entities and The Bank of New York, as escrow agent, (such Asset Exchange Agreement, together with the First Amendment to Asset Exchange Agreement, the Second Amendment to Asset Exchange Agreement and the Funding Escrow Agreement, being herein called the "Asset Exchange Agreement").

                  The Administrative Agent and the Lenders have agreed to grant the consents and waivers so requested by the Borrower and the Parent Company upon the terms and subject to the conditions contained in this Amendment No. 2 and Consent ("this Agreement").


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                  The Borrower, the Parent Company, the Lenders and the
Administrative Agent have further agreed to amend certain of the provisions contained in the Loan Documents and the Credit Agreement, all as set forth in or required by this Agreement.

                  Accordingly, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS IN CREDIT AGREEMENT. Unless otherwise defined herein, terms defined in the Credit Agreement (as amended hereby) are used herein as therein defined.


                                   ARTICLE II

                             AMENDMENTS AND CONSENTS

         Effective on and as of July __, 2000 ("Effective Date"), and subject always in any event to the provisions of Article III hereof:

         SECTION 2.1. NEW DEFINED TERMS. Section 1.1 of the Credit Agreement is hereby further amended by adding thereto each of the following new defined terms:

                  "Amendment No. 2" means Amendment No. 2 and Consent to Credit Agreement, dated as of August 23, 2000, among the Borrower, the Parent Company, the Lenders and the Administrative Agent, and upon the terms of which each of the parties hereto has agreed to amend this Agreement.

                  "Amendment No. 2 Effective Date" means August 23, 2000, the so-called "Effective Date" of Amendment No. 2 and Consent to Credit Agreement.

         SECTION 2.2. EXECUTION, DELIVERY AND PERFORMANCE OF THE ASSET EXCHANGE AGREEMENT AND CONSUMMATION OF THE ASSET EXCHANGE TRANSACTION. In reliance on the agreements, representations, warranties and covenants of the Borrower and the Parent Company contained in this Agreement, and subject always to the satisfaction of the conditions contained in Article III, the Administrative Agent and the Lenders party hereto hereby grant to the Borrower and the Regent Entities all such consents and waivers as are required under the Credit Agreement and the other Loan Documents, for (a) the execution, delivery and performance by the Regent Entities of the Asset Exchange Agreement, and (b) the acquisition of the Clear Channel Station Assets (as defined in the Asset Exchange Agreement) and the related transactions described in the Asset Exchange Agreement, on the terms set forth therein (such purchase of Assets and related transactions are herein called, collectively, the "Asset Exchange Transaction").


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         SECTION 2.3. AMENDMENT OF SECTION 9.7. Section 9.7 of the Credit
Agreement is amended by (a) deleting the word "and" at the end of subsection (e) thereof; (b) replacing the period at the end of subsection (f) thereof with the new phrase "; and"; and (c) inserting the following new subsection (g) immediately after subsection (f) thereof:

                  "(g) payments by the Borrower to the Parent Company in connection with the repurchase of Equity Interests of the Parent Company and the repurchase of such Equity Interests by the Parent Company; provided, however, that (i) the aggregate amount of all of such payments made shall not exceed $10,000,000 in the aggregate, (ii) both immediately before and immediately after giving effect to such purchase, the Consolidated Leverage Ratio determined as of the then most recent Covenant Determination Date shall not exceed 5.00:1.00, and
         (iii) at the time of any such payments, no Event of Default shall be continuing or shall result therefrom."


                                   ARTICLE III

                              CONDITIONS PRECEDENT

         Each of the amendments to the Loan Documents and the Credit Agreement set forth in Article II of this Agreement shall be effective and in full force and effect on and as of and from and after the Effective Date, provided that each of the following conditions precedent shall first be satisfied:

         SECTION 3.1. AMENDMENT DOCUMENT. The Administrative Agent shall have received counterparts of this Agreement duly executed by each of the Borrower, the Parent Company, and also by each of the Lenders.

         SECTION 3.2. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and the Parent Company pursuant to this Agreement shall be true and correct in all material respects on and as of the Effective Date with the same full force and effect as if made and repeated on and as of such date.


                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each of the Borrower and the Parent Company represents and warrants to and covenants with the Administrative Agent and the Lenders as follows:

         SECTION 4.1. TOTAL CASH CONSIDERATION. The total gross cash consideration paid by the Regent Entities in connection with the acquisition of the Clear Channel Station Assets (as defined in the Asset Exchange Agreement) pursuant to the Asset Exchange Agreement shall be $80,465,000. No other cash consideration is being paid by any Credit Party, either directly or indirectly, in connection with the Asset Exchange Transaction.


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         SECTION 4.2. REPRESENTATIONS IN LOAN DOCUMENTS. Each of the
representations and warranties made by or on behalf of each of the Principal Companies to the Administrative Agent and the Lenders in the Loan Documents was true and correct in all material respects when made and is true and correct in all material respects on and as of the date hereof, EXCEPT (a) as affected by the consummation of the transactions contemplated by the Loan Documents (including this Agreement), and (b) to the extent that any such representation or warranty relates by its express terms solely to a prior date.

         SECTION 4.3. CORPORATE AUTHORITY, ETC. The execution and delivery by each Principal Company of this Agreement, and the performance by each Principal Company of its agreements and obligations under this Agreement, have been duly and properly authorized by all necessary corporate or other action on the part of each of the Principal Companies, and do not and will not conflict with, result in any violation of, or constitute any default under, (a) any provision of any Governing Document of any Principal Company, (b) any Contractual Obligation of any Principal Company, or (c) any Applicable Law.

         SECTION 4.4. VALIDITY, ETC. This Agreement has been duly executed and delivered by each Principal Company and constitutes the legal, valid and binding obligation of each Principal Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles. Each of the Principal Companies hereby ratifies and confirms in all respects all of the Obligations as modified hereby.

         SECTION 4.5. NO DEFAULTS. After giving effect to this Agreement, no Defaults or Events of Default are continuing under the Credit Agreement or any of the other Loan Documents.


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                                    ARTICLE V

                        PROVISIONS OF GENERAL APPLICATION

         SECTION 5.1. NO OTHER CHANGES. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents, and all rights and remedies of the Administrative Agent and the Lenders thereunder, shall remain unaltered.

         SECTION 5.2. OTHER PROVISIONS. This Agreement is a Loan Document for all purposes of the Credit Agreement and each of the other Loan Documents. This Agreement and the rights and obligations hereunder of each of the parties hereto shall in all respects be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



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                  IN WITNESS WHEREOF, the parties hereto have caused this
AMENDMENT NO. 2 AND CONSENT TO CREDIT AGREEMENT to be executed and delivered by their respective authorized officers under seal as of the date first above written.


                                   THE PARENT COMPANY:

                                   REGENT COMMUNICATIONS,
                                   INC., as the Parent Company and
                                   a Guarantor


                                   By:  /s/ Anthony A. Vasconcellos
                                        ------------------------------------
                                        Name:    Anthony A. Vasconcellos
                                        Title:   Vice President and Chief
                                                 Financial Officer

                                   THE BORROWER:

                                   REGENT BROADCASTING,
                                   INC., as Borrower


                                   By:  /s/ Anthony A. Vasconcellos
                                        ------------------------------------
                                        Name:    Anthony A. Vasconcellos
                                        Title:   Vice President and Chief
                                                 Financial Officer

                                   THE ADMINISTRATIVE AGENT:

                                   FLEET NATIONAL BANK, individually and
                                   as Administrative Agent


                                   By:  /s/ Robert F. Milordi
                                        ------------------------------------
                                        Name:    Robert F. Milordi
                                        Title:   Managing Director

                                   THE SYNDICATION AGENT:

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, individually and as
                                   Syndication Agent


                                   By:  /s/ Thomas P. Waters
                                        ------------------------------------
                                        Name:    Thomas P. Waters
                                        Title:   Duly Authorized Signatory



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                                   THE DOCUMENTATION AGENT:

                                   DRESDNER BANK AG, NEW YORK
                                   AND GRAND CAYMAN BRANCHES,
                                   individually and as Documentation Agent


                                   By:  /s/ William E. Lambert
                                        ------------------------------------
                                        Name:    William E. Lambert
                                        Title:   Vice President


                                   By:  /s/ Brian E. Haughney
                                        ------------------------------------
                                        Name:    Brian E. Haughney
                                        Title:   Assistant Vice President

                                   THE LENDERS:

                                   FIRSTAR BANK, N.A.


                                   By:  /s/ Michael J. Homeyer
                                        ------------------------------------
                                        Name:    Michael J. Homeyer
                                        Title:   Vice President

                                   U.S. BANK NATIONAL ASSOCIATION


                                   By:  /s/ Raymond S. Osburn
                                        ------------------------------------
                                        Name:    Raymond S. Osburn
                                        Title:   Assistant Vice President

                                   SUMMIT BANK


                                   By:  /s/ Donald J. Oberg, Jr.
                                        ------------------------------------
                                        Name:    Donald J. Oberg, Jr.
                                        Title:   Vice President

                                   MICHIGAN NATIONAL BANK


                                   By:  /s/ Teresa L. Irland
                                        ------------------------------------
                                        Name:    Teresa L. Irland
                                        Title:   First Vice President



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                                   THE CIT GROUP/EQUIPMENT
                                   FINANCING, INC.


                                   By:  /s/ Katie J. Saunders
                                        ------------------------------------
                                        Name:    Katie J. Saunders
                                        Title: